May 8, 1995


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     Pursuant to the requirements of the Securities and Exchange Act of 1934, we are transmitting herewith the attached Form S-3.

                              Very truly yours,

                              Handex Environmental Recovery, Inc.

                         By:  /s/ John T. St. James
                              -------------------------
                              John T. St. James
                              Vice President, Treasurer